Exhibit 1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate-Backed Trust Certificates, Series 2001-5 21988G 809

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending June 1, 2001.

INTEREST ACCOUNT
----------------
Balance as of February 2, 2001 ............................                $0.00
   Scheduled Income received on securities ................        $2,806,655.90
   Unscheduled Income received on securities ..............                $0.00

                                                                   $2,806,655.90

LESS:
   Distribution to Class A1 Holders .......................       -$1,855,511.40
   Distribution to Depositor ..............................         -$951,144.50
   Balance as of June 1, 2001 .............................                $0.00

PRINCIPAL ACCOUNT
-----------------
Balance as of February 2, 2001 ............................                $0.00
   Scheduled Principal payment received on securities .....                $0.00
LESS:
   Distribution to Holders ................................                $0.00
Balance as of June 1, 2001 ................................                $0.00

                  UNDERLYING SECURITIES HELD AS OF JUNE 1, 2001

Principal
Amount                    Title of Security
---------                 -----------------
$67,810,000   MBNA Capital A 8.278% Capital Securities Series A due
              December 1, 2026

              CUSIP: 55263BAA9

U.S Bank Trust National Association, as Trustee

                                       -5-